Eco Science Solutions, Inc. Announces 1 Million Share Buyback And Cancellation As Part Of Its Ongoing Stock Buyback Program

Summary for this release:
The Eco Science Solutions Executive Management Team has successfully taken the first step of its share buyback program through the purchase and cancellation of one million shares, lowering the overall and outstanding common shares by four percent.

MAUI, HI Eco Science Solutions, Inc. (OTCBB: ESSI) a vertically focused e-commerce company in the cannabis industry, today announced that it has formally completed and canceled 1,000,000 shares of common stock, thus enhancing shareholders present-day equity value in the Company.

The new common stock share structure to report as of 2/26/2016 is as follows:

Common Stock Outstanding                                                                27,226,349
Restricted Common Stock                                                                    22,198,333
Free Trading Common Stock                                                                 4,028,016
Common Stock in Float                                                                          3,628,016

“Our Executive Leadership strongly believes that maintaining a discipline approach to purchasing and canceling outstanding shares at prices internally believed to be undervalued serves our shareholders best,” said Don Taylor, Eco Science Solution’s Treasurer and Chief Financial Officer.  “Eco Science Solutions’ long-term growth prospects continue to improve and we believe today’s current stock price presents a timely opportunity for the Company to increase current shareholder value by repurchasing and retiring existing outstanding common stock,“ continued Mr. Taylor.

Under the stock repurchase program, and depending on market conditions, shares may be repurchased from time to time at prevailing market prices through open-market or negotiated transactions in accordance with all applicable securities laws and regulations.

Stock repurchases are to be conducted in compliance with the Rule 10b-18 safe harbor guidelines of the Securities Exchange Act of 1934, as amended; and may be made at such times and in such amounts as the Company's management deems appropriate. Purchases under the program may be discontinued at any time management feels additional purchases are not warranted.

To remain in compliance with item 703 of Regulation S-K the Company, whether through an open market or private transaction, will at a minimum disclose on a quarterly basis all repurchases of equity securities.

This release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of the Company's common stock.

About Eco Science Solutions, Inc.
Founded in 2015 with headquarters in Hawaii, Eco Science Solutions, Inc. operates Herbo and develops solutions that empower cannabis enthusiasts in their pursuit and enjoyment of their cannabis lifestyle.

Eco Science’s core services span dispensaries and smoke shop location services, e-commerce, localized communications between consumers and businesses, new product introductions, social networking opportunities and content centered on cannabis trends, and logistical delivery services.

The Company’s e-commerce platform enables cannabis enthusiasts to easily locate, access, and connect with cannabis-businesses and like-minded enthusiasts, and to facilitate the purchasing of cannabis-related products…anytime, anywhere.

For more information, please visit www.ecossi.com, and/or www.useherbo.com.

Forward-Looking Statements
Legal Notice Regarding Forward-Looking Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning oil or natural gas reserve estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of oil and natural gas reserves, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of oil or gas are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information on risks for the Company can be found in the Company's periodic filings filed from time to time with US Securities and Exchange Commission at www.sec.gov.

This press release does not constitute or form a part of any offer or solicitation to purchase or subscribe for securities in the United States. The securities mentioned herein have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act"). They may not be offered or sold in the United States (as defined in Regulation S under the Securities Act), except pursuant to an exemption from the registration requirements of the Securities Act.

Media Inquiries
Eco Science Solutions, Inc.
http://www.ecossi.com
media.relations@ecossi.com